EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11307, 333-11277, 333-47581, 333-55823 and 333-75611) of RemedyTemp, Inc. of our report dated November 19, 2003 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

December 26, 2003